Exhibit 5.1

1227 25th Street, N.W. Suite 200 West Washington, D.C. 20037 202-434-4660 Fax 202-434-4661 www.joneswalker.com

May 4, 2018

Board of Directors
Norwood Financial Corp.
717 Main Street
Honesdale, Pennsylvania  18431

RE: Post-Effective Amendment No. 1 to Registration Statement on Form S-8:
      Norwood Financial Corp. 2014 Equity Incentive Plan, as amended

Ladies and Gentlemen:

We have acted as special counsel to Norwood Financial Corp., a Pennsylvania corporation (the "Company"), in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-195643) to be filed with the Securities and Exchange Commission ("Post-Effective Amendment No. 1 to the Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to, among other things, the issuance of up to 375,000 shares (adjusted for the 50% stock dividend declared August 8, 2017) of the Company's common stock, par value $0.10 per share (the "Common Stock") pursuant to options and restricted awards granted under the Company's 2014 Equity Incentive Plan, as amended (the "Plan") as more fully described in Post-Effective Amendment No. 1 to the Registration Statement.  You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued in accordance with the terms of the Plan will be validly issued, fully paid, and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the Pennsylvania Business Corporation Law and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,
/s/ Jones Walker, LLP

Jones Walker, LLP